Exhibit 99.1

Regalwood Global Energy Ltd. Announces Redemption of Class A Ordinary Shares

WASHINGTON, December 4, 2019 — Regalwood Global Energy Ltd. (NYSE:RWGE) today announced that its board of directors (the “Board”) has determined to redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), effective as of December 16, 2019, because the Company will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles”).

Pursuant to the Articles, if the Company does not consummate an initial business combination by December 5, 2019, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Class A Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest not previously released to the Company to pay its income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Class A Shares, which redemption will completely extinguish rights of the public shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining public shareholders and the Board, liquidate, subject in each case to the Company’s obligations under the Companies Law (as amended) of the Cayman Islands to provide for claims of creditors and other requirements of applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the public shares is expected to be approximately $10.37 (the “Redemption Amount”).

The Company anticipates that the Class A Shares will cease trading as of the open of business on December 16, 2019. As of December 16, 2019, the Class A Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Class A Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will also cease trading as of the open of business on December 16, 2019. The Company’s initial shareholders have waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

The Company expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission to delist its securities.

About Regalwood Global Energy Ltd.

Regalwood Global Energy Ltd. is an international energy-focused special purpose acquisition company sponsored by an affiliate of Carlyle International Energy Partners, L.P., formed as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Regalwood Global Energy Ltd. is led by Marcel Q. H. van Poecke, Chairman of the Board of Directors; Robert Maguire, a member of the Board of Directors; Brooke B. Coburn, President; and Kevin R. Gasque, Chief Financial Officer.

Forward Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the redemption of the Company’s public shares. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from the Company’s historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. The Company assumes no obligation to update forward-looking statements except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Contact:

Kevin R. Gasque

Regalwood Global Energy Ltd.

Chief Financial Officer

202-729-5626